UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)2))

☒  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to Rule 14(a)-12

MANTRA VENTURE GROUP LTD.
(Name of Registrant as Specified in Charter)

Payment of filing fee (check the appropriate box):

☒  No fee required

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

MANTRA VENTURE GROUP LTD.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
October 10, 2017

To the Shareholders:

NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders (the “Meeting”) of Mantra Venture Group Ltd. (“we”, “us”, “our” or the “Company”) will be held on Wednesday, November 15, 2017 at 10:00 A.M. (local time) at 300 Crown Oak Centre Drive, Longwood, Florida 32750 for the following purposes:

1.	To approve an amendment to our Articles to authorize the Board of Directors to designate the special rights or restrictions of any preferred class or series of shares.

2.	To approve an amendment to our Articles which will increase the number of authorized Common Shares from 275,000,000 shares to 750,000,000 shares.

3.	To approve an amendment to our Articles to change the name of the Company from Mantra Venture Group Ltd. to Spectrum Global Solutions, Inc.

The Board of Directors recommends that the shareholders vote FOR Proposals 1, 2 and 3.

The Board of Directors has fixed the close of business on October 10, 2017 as the record date for the determination of shareholders entitled to notice of and vote at the Meeting or any adjournments thereof.

You are cordially invited to attend the Meeting. Shareholders who do not expect to attend the Meeting in person are requested to vote by telephone, by Internet or by completing, dating and signing the enclosed form of proxy card and returning it promptly in the envelope provided for that purpose. You may nevertheless vote in person at the Meeting if you choose to attend. The enclosed proxy is being solicited by the Board of Directors of the Company. We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement/prospectus, the proxy and any additional information furnished to our company’s shareholders.

To get to the Meeting from the Orlando International Airport, take FL-408 West to FL-434 East in Seminole County. Take exit 94 from I-4 East. Continue on FL-434 East to Crowne Oak Centre Drive.

By Order of the Board of Directors

By:	/s/ Roger Ponder
Name:	Roger Ponder
Title:	Chief Executive Officer

October 10, 2017

MANTRA VENTURE GROUP LTD.
300 Crown Oak Centre Drive

Longwood, Florida 32750

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS
To Be Held November 15, 2017

General

This Proxy Statement sets forth certain information with respect to the accompanying proxy to be used at a Special Meeting of Shareholders (the “Meeting”) of Mantra Venture Group Ltd., or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Meeting of Shareholders. The Meeting will be held at 10:00 A.M. (local time) at 300 Crown Oak Centre Drive, Longwood, Florida. The Board of Directors of the Company (the “Board of Directors”) solicits the proxy and urges you to vote immediately. Unless the context otherwise indicates, reference to “Mantra,” “we,” “us,” “our” or “the Company” means Mantra Venture Group Ltd.

This Proxy Statement, the Notice of Meeting of Shareholders, the accompanying proxy card, are being mailed to shareholders on or about October 10, 2017. Any shareholder giving a proxy has the power to revoke it by executing a superseding proxy by phone, Internet or mail following the process described on the proxy card or by submitting a notice of revocation to the Company prior to the date of the Meeting or in person at the Meeting. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, for the approval of the Proposed Agreements.

The close of business on October 10, 2017 has been fixed as the record date (the “Record Date”) for determining the shareholders of record entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 274,998,800 shares of our common shares, $0.00001 par value per share (the “Common Shares”) and no shares of our preferred shares, $0.00001 par value per share (the “Preferred Shares”).

A proxy is your legal designation of another person to vote the shares you own. If you designate someone as your proxy or proxy holder in a written document, that document is called a proxy or a proxy card. Roger Ponder, our Chief Executive Officer, has been designated as a proxy holder for the Meeting. A proxy properly executed and received by our Secretary prior to the Meeting and not revoked will be voted in accordance with the terms thereof. Any proxy may be revoked by a signed written instrument that is received at our office at any time up to and including the last business day before the Meeting or provided at the Meeting to the chair of the Meeting.

Voting Instructions

Shareholders who do not expect to attend the meeting in person and who are entitled to vote are requested to, complete, properly sign, date and mail the enclosed proxy card or voting instruction or follow the instructions provided by your securities broker.

Quorum

The quorum for transacting business at a shareholder meeting is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting. For purposes of determining the presence of a quorum for transacting business at the Meeting, executed proxies returned without marking a vote will be treated as shares that are present for quorum purposes. Abstentions are included in the determination of the number of shares present at the Meeting for purposes of determining the presence of a quorum. We anticipate that a quorum will be present at the Meeting as Roger Ponder and Keith Hayter, the holders of more than 5% of the issued and outstanding Common Shares, have advised us that they intend to be present and vote all of their Common Shares at the Meeting.

Voting Requirements

Proposal No. 1	To approve an amendment to our Articles to authorize the Board of Directors to designate the special rights or restrictions of any preferred class or series of shares. Votes may be cast: FOR, AGAINST or ABSTAIN. The approval of this Proposal No. 1 requires the affirmative vote of three-fourths of the votes cast on the matter. Abstentions will have the effect of an AGAINST vote on this proposal.

Proposal No. 2	To amend our Articles to increase the number of authorized Common Shares from 275,000,000 shares to 750,000,000 shares. Votes may be cast: FOR, AGAINST or ABSTAIN. The approval of this Proposal No. 2 requires the affirmative vote of three-fourths of the votes cast on the matter. Abstentions will have the effect of an AGAINST vote on this proposal.

Proposal No. 3	To approve the proposed name change of the Company from Mantra Venture Group Ltd. to Spectrum Global Solutions, Inc. Votes may be cast: FOR, AGAINST or ABSTAIN. The approval of this Proposal No. 3 requires the affirmative vote of three-fourths of the votes cast on the matter. Abstentions will have the effect of an AGAINST vote on this proposal.

PROPOSAL 1

APPROVAL OF AMENDMENT TO THE ARTICLES

The Board of Directors have approved an amendment to the Company's Articles to grant the Board of Directors the authority to designate the special rights or restrictions of any preferred class or series of shares. The proposed grant of authority, if approved by the shareholders, will be effectuated when the Company files a Notice of Alteration with the British Columbia Registrar. Presently, while the Company is authorized to issue up to 20,000,000 shares of Preferred Stock, the Company’s Articles remain silent with respect to the mechanism by which the special rights or restrictions of such series are to be fixed; the Board of Directors believes that from an operational standpoint, such change will provide the Company with greater flexibility in its fundraising and other business activities.

The Board of Directors regularly evaluates the capital structure of the Company and the tools available to optimize such capital structure for the benefit of the shareholders. One such potential tool presently contemplated by the Board of Directors is the issuance of Preferred Stock in exchange for, and in satisfaction of, some or all or the Company’s outstanding debt obligations. Beneath the proposed amendment to the Company’s Articles set forth below are the terms of a new class of non-voting convertible Preferred Stock which the Board of Directors desires to direct the Company to issue for such purpose. The Company has agreed to issue such Preferred Stock to certain its creditors in satisfaction of outstanding debt, for an amount, in the reasonable estimation of the Board of Directors, approximately equal to or greater than the fair value of each such share. Discussions remain ongoing with certain of the Company’s creditors, though the Board of Directors estimates that the maximum number of shares of Preferred Stock that the Company shall issue shall not exceed 8,000,000, in consideration of $8,000,000 of debt obligations.

Please note that the proposed amendment to the Company’s articles set forth below will not only enable the Company to issue Preferred Stock in the manner set forth above, but will allow the Board of Directors to designate the special rights and restrictions of any class of Preferred Stock at any time without further approval of the shareholders. Such other classes of Preferred Stock may or may not provide special rights and restrictions similar to the Series A Convertible Preferred Stock described below. Based on ongoing negotiations with various of the Company’s creditors, it is also possible that the class of Preferred Stock ultimately issued to such creditors may not conform to such description of Series A Convertible Preferred Stock set forth below.

The proposed grant of authority, if approved by the shareholders, will be effectuated when the Company files a Notice of Alteration with the British Columbia Registrar.

AMENDMENT TO ARTICLES

Section 3 is hereby amended by the addition of the following Section 3.3:

Special rights and restrictions of preferred classes of shares

So long as the Company remains authorized to issue preferred shares (the “Preferred Shares”):

(a)	The directors may from time-to-time issue one or more series of Preferred Shares, each series to consist of such numbers of shares as may before issuance thereof be determined by the directors;

(b)	The directors may by resolution alter the articles of the company (subject as hereinafter provided) to create any series of Preferred Shares and to fix before issuance, the designation, rights, privileges, restrictions and conditions to attach to the Preferred Shares of each series, including, without limiting the generality of the foregoing, the rate, form, entitlement and payment of preferential dividends, the dates and place to payment thereof, the redemption price, terms, procedures and conditions of redemption, if any, voting rights and conversion rights (if any) and any sinking fund, purchase fund or other provisions attaching to the Preferred Shares of such series; and provided, however, that no shares of any series shall be issued until the Company has filed an alteration to the Notice of Articles with the Registrar of Companies, or such designated person in any other jurisdiction in which the Company may be continued;

(c)	If any cumulative dividends or amounts payable on return of capital in respect of a series of shares are not paid in full, the shares of all series shall participate rateably in respect of accumulated dividends and return of capital;

(d)	The Preferred Shares shall be entitled to preference over the common shares of the Company and any other shares of the Company ranking junior to the Preferred Shares with respect to the payment of dividends, if any, and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs, and may also be given such other preferences over the common shares and any other shares of the Company ranking junior to the Preferred Shares as may be fixed by the resolution of the directors as to the respective series authorized to be issued;

(e)	The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority and payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, exclusive of any conversion rights that may affect the aforesaid;

(f)	No dividends shall at any time be declared or paid on or set apart for payment on any shares of the Company ranking junior to the Preferred Shares unless all dividends, if any, up to and including the dividend payable for the last completed period for which such dividend shall be payable on each series of the Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on such shares of the Company ranking junior to the Preferred Shares nor shall the Company call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the Preferred Shares (less than the total amount then outstanding) or any shares of the Company ranking junior to the Preferred Shares unless all dividends up to and including the dividend payable on each series of the Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment;

(g)	Preferred Shares of any series may be purchased for cancellation or made subject to redemption by the Company out of capital pursuant to the provisions of the Business Corporations Act, if the directors so provide in the resolution of the directors of the Company relating to the issuance of such Preferred Shares, and upon such other terms and conditions as may be specified in the designations, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each such series as set forth in such resolution and the Articles of Amendment of the Company relating to the issuance of such series;

(h)	The holders of the Preferred Shares shall not, as such, be entitled as of right to subscribe for or purchase or receive any part of any issue of shares or bonds, debentures or other securities of the Company now or hereafter authorized; and

(i)	No class of shares may be created or rights and privileges increased to rank in parity or priority with the Preferred Shares with regard to the rights and privileges thereof and without limiting the generality of the foregoing, capital and dividends, without the approval of the holders of the Preferred Shares.

SERIES A CONVERTIBLE PREFERRED STOCK

A.            Designation. 8,000,000 shares of the authorized, but undesignated preferred stock, $0.00001 par value per share, of the Corporation are hereby constituted as a series of the preferred stock designated as “Series A Convertible Preferred Stock” (“Series A Preferred”). Each share of Series A Preferred Stock shall have a stated value equal to $0.25, subject to increase set forth in Section F below (the “Stated Value”). The date on which the Corporation initially issues any share of Series A Preferred shall be deemed to be its “date of issuance” regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share. The Series A Preferred shall have rights and preferences relative to all other classes and series of the capital stock of the Corporation as set forth herein.

B.            Dividends. The holders of the Series A Preferred shall not be entitled to receive any dividends. No dividends (other than those payable solely in Common Stock) shall be paid on the Common Stock or any class or series of capital stock ranking junior, as to dividends, to the Series A Preferred during any fiscal year of the Corporation until there shall have been paid or declared and set apart during that fiscal year for the holders of the Series A Preferred a dividend in an amount per share equal to (i) the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock times (ii) the amount per share of the dividend to be paid on the Common Stock.

C.	Preference on Liquidation.

1.       Upon the occurrence of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (a “Liquidating Event”), each holder of Series A Preferred then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Common Stock, or other series of preferred stock then in existence that is outstanding and junior to the Series A Preferred upon liquidation, an amount per share of Series A Preferred equal to the amount that would be receivable if the Series A Preferred had been converted into Common Stock immediately prior to such liquidation distribution, plus, in each case, accrued and unpaid dividends. For purposes of this Subsection C.1, a merger or consolidation involving the Corporation or sale of all or substantially all of the Corporation’s assets shall not be deemed a Liquidating Event.

2.       Written notice of any such Liquidating Event stating a payment date, the place where such payment shall be made and the amount of each payment in liquidation shall be given by first class mail, postage prepaid, not less than ten (10) days prior to the payment date stated therein, to each holder of record of the Series A Preferred at such holder’s address as shown in the records of the Corporation. If upon the occurrence of a Liquidating Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series A Preferred and all other classes or series of stock ranking on a parity with the Series A Preferred upon liquidation the full amount to which they shall be entitled, the holders of the Series A Preferred shall share ratably with any other such class or series in any distribution of assets according to the amounts that would be payable in respect of the shares held by each of them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

D.            Voting. The holders of shares of Series A Preferred shall not have any voting rights.

E.            Conversion Rights.

1.       Initial Conversion Price. The “Conversion Price” of the Series A Preferred, before any adjustment is required pursuant to Section F, shall be equal to 75% of the lowest VWAP during the ten (10) trading day period immediately preceding the date a conversion notice is delivered. For purposes hereof, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a trading market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the trading market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a trading market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by the Board of Directors.

2.       Right to Convert. Each share of Series A Preferred and all accrued and unpaid dividends thereon shall be convertible at the option of the holder thereof, at any time after the issuance of such share into fully paid and nonassessable shares of Common Stock of the Corporation. The number of shares of Common Stock into which each share of the Series A Preferred may be converted shall be determined by dividing the sum of the Stated Value of the Series A Preferred being converted and any accrued and unpaid dividends by the Conversion Price, as may be adjusted pursuant to Section F, in effect at the time of the conversion. At 5:30p.m. (New York time) on the one year anniversary of the date of issuance, any remaining Series A Preferred held by a holder shall immediately be converted into Common Stock at the then current Conversion Price (the “Mandatory Conversion”), provided, however, that if such conversion would result in Holder’s ownership of Common Stock in an amount that would exceed the Beneficial Ownership Limitation, then the Mandatory Conversion must be reduced to comply with such Beneficial Ownership Limitation and any remaining share of Series A Preferred shall continue to be convertible at the option of the holder thereof in accordance with the terms herein until such time that a conversion of the remaining amount of shares would not exceed the Beneficial Ownership Limitation For every trading day that the Corporation fails to fulfill an obligation to a holder of this Series A Preferred, including, but not limited to, failing to delivery Common Stock upon a conversion of this Series A Preferred in a timely fashion in accordance with Section E(3), or failing to have adequate Common Stock to be able to satisfy conversions of the Series A Preferred, or a failure to maintain current public information such that a Rule 144 of the Securities Act of 1933, as amended, would be available to a holder for sales of Common Stock issuable upon conversion of Series A Preferred, then such one year period in the preceding sentence shall be extended by two trading days.

3.       Mechanics of Conversion.

(i)       The holder of any shares of Series A Preferred may exercise the conversion rights as to such shares or any part thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series A Preferred, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation or accompanied by a written instrument or instruments of transfer (if required by it), accompanied by written notice stating that the holder elects to convert all or a number of such shares represented by the certificate or certificates. Such notice may also be sent via electronic mail, and shall also state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “Conversion Date.” As promptly as practicable thereafter (but in any event within three (3) business days thereafter), the Corporation shall issue and deliver to such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check for cash with respect to any fractional interest in a share of Common Stock as provided in Subsection E.3 (ii). The holder shall be deemed to have become a stockholder of record on the applicable Conversion Date. Upon conversion of only a portion of the number of shares of Series A Preferred represented by a certificate surrendered for conversion, the Corporation shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred not so converted.

(ii)       No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Preferred. If more than one share of Series A Preferred shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred so surrendered. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of any shares of Series A Preferred, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the value of such fractional interest based upon the Current Market Price of the Common Stock on the Conversion Date. For purposes of this Subsection E.3(ii), the “Current Market Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the closing sale price per share of the Common Stock for such date (or the nearest preceding date) on the primary Trading Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then reported in the "Pink Sheets" published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent sale price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent qualified appraiser selected in good faith and paid for by the Investor. Notwithstanding the foregoing, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the day in question, then the Current Market Price shall be determined as of the latest date prior to such day for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the Current Market Price shall be determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Corporation. For purposes hereof, “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB, the OTCQX or the OTC Pink (or any successors to any of the foregoing).

(iii)         The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred pursuant hereto. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series A Preferred so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(iv)        The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of Series A Preferred, the full number of shares of Common Stock deliverable upon the conversion of all Series A Preferred from time to time outstanding. The Corporation shall from time to time use its best efforts to obtain necessary director and stockholder approvals, in accordance with the laws of British Columbia, to increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series A Preferred at the time outstanding, and shall take all such actions as are necessary to increase such authorized amount of Common Stock upon obtaining such approvals.

(v)        If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series A Preferred require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

(vi)      All shares of Common Stock that may be issued upon conversion of the shares of Series A Preferred will upon issuance by the Corporation be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

(viii)    The Corporation will not, by amendment of the Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Section E and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred against impairment.

(ix)       If by the fourth trading day after a Conversion Date the Corporation fails to deliver the required number of shares of Common Stock underlying the Series A Preferred in the manner required pursuant to this Subsection E.3, then the applicable holder of Series A Preferred will have the right to rescind such conversion.

(x)       If by the fourth trading day after a Conversion Date the Corporation fails to deliver the required number of shares of Common Stock underlying the Series A Preferred in the manner required pursuant to this Subsection E.3, and if after such fourth trading day and prior to the receipt of such shares of Common Stock, shares of Common Stock are purchased by or for the account of the applicable holder of Series A Preferred (in an open market transaction or otherwise) to deliver in satisfaction of a sale by such holder of the underlying shares of Common Stock which such holder anticipated receiving upon such conversion (a “Buy-In”), then the Corporation shall (1) pay in cash to such holder the amount by which (x) such holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of underlying shares of Common Stock that the Corporation was required to deliver to such holder in connection with such conversion by (B) the closing price of the Common Stock on the Conversion Date and (2) at the option of such holder, either reinstate the number of shares of Series A Preferred for which such conversion was not honored or deliver to such holder the number of shares of Common Stock that would have been issued had the Corporation timely complied with its conversion and delivery obligations hereunder. Any such holder of Series A Preferred shall provide the Corporation written notice indicating the amounts payable to such holder in respect of the Buy-In.

(xi)       Holder’s Conversion Limitations. The Corporation shall not effect any conversion of the Series A Preferred, and a holder shall not have the right to convert any portion of this Series A Preferred, to the extent that after giving effect to such issuance after conversion as set forth on the applicable Notice of Conversion, the holder (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Series A Preferred with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted portion of this Series A Preferred beneficially owned by the holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section E(xi), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, it being acknowledged by the holder that the Corporation is not representing to the holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section E(xi) applies, the determination of whether this Series A Preferred is convertible (in relation to other securities owned by the holder together with any affiliates) and of which portion of this Series A Preferred is convertible shall be in the sole discretion of the holder, and the submission of a Notice of Conversion shall be deemed to be the holder’s determination of whether this Series A Preferred is convertible (in relation to other securities owned by the holder together with any affiliates) and of which portion of this Series A Preferred is convertible, in each case subject to the Beneficial Ownership Limitation, and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section E(xi), in determining the number of outstanding shares of Common Stock, a holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Corporation’s most recent periodic or annual report filed with the Securities and Exchange Commission or made available through the OTC Disclosure & News Service, as the case may be, (B) a more recent public announcement by the Corporation, or (C) a more recent written notice by the Corporation or its transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a holder, the Corporation shall within two (2) trading days confirm orally and in writing to the holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Series A Preferred, by the holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Series A Preferred. The holder, upon not less than 61 days’ prior notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation provisions of this Section E(xi); provided, that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Series A Preferred and the provisions of this Section E(xi) shall continue to apply with respect to such increased or decreased Beneficial Ownership Limitation, as the case may be. Any such increase or decrease in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation. The provisions of this Section E(xi) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section E(xi) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section E(xi) shall apply to a successor holder of this Series A Preferred.

1.       [Intentionally Omitted.]

2.       Noncash Dividends, Stock Purchase Rights, Capital Reorganizations and Dissolutions. In case:

(i)       the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or any other distribution, other than distributions payable in cash, or subdivisions or combinations of the Corporation’s outstanding shares of Common Stock; or

(ii)       the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

(iii)       of any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the Corporation with or into another corporation or other entity, or of the conveyance of all or substantially all of the assets of the Corporation to another corporation or other entity;

then, and in any such case, the Corporation shall cause to be mailed to the holders of record of the outstanding Series A Preferred, at least ten (10) days prior to the date hereinafter specified, a notice stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights or (ii) such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

G.            Amendment; Waiver. Any term of the Series A Preferred may be amended or waived upon the written consent of the Corporation and the holders of at least a majority of the Series A Preferred then outstanding, voting together as a single class; provided, however that the number of Conversion Shares issuable hereunder and the Conversion Price may not be amended, and the right to convert the Series A Preferred may not be altered or waived, without the written consent of the holders of all of the Series A Preferred then outstanding.

H.            Action By Holders. Any action or consent to be taken or given by the holders of the Series A Preferred may be given either at a meeting of the holders of the Series A Preferred called and held for such purpose or by written consent.

I.              Trading Limitation: Unless otherwise waived by the Company in writing, holders shall limit their trading on conversions of this Series A Preferred on any given trading day to five (5%) percent of the average daily dollar trading volume for the Common Stock on the principal market (or other applicable trading market) for the five (5) consecutive trading days preceding such trading day. For the purposes of this definition the term “dollar trading volume” for any trading day shall be determined by multiplying the VWAP by the volume as reported on Bloomberg for such trading day.

Dilution

The issuance of additional shares of any class or series of stock, including Preferred Stock, will decrease the relative percentage of equity ownership of our existing stockholders, thereby diluting the voting power of their Common Stock (the only class or series presently issued and outstanding). While the Series A Convertible Preferred Stock is non-voting, it is convertible into Common Stock at a ratio greater than one-to-one, as set forth above; the timing and scope of such conversion is largely at the discretion of the holders of such class of Preferred Stock. The issuance of such Preferred Stock will also be dilutive to the earnings per share of our Common Stock.

Potential Anti-Takeover Effect

Although this Proposal 1 is not motivated by anti-takeover concerns and is not considered by the Board of Directors to be an anti-takeover measure, the availability of additional authorized classes or series of stock could be utilized as such or otherwise have the effect of delaying or preventing a change of control of the Company. In addition to financing purposes, the Company could also issue shares of a series of Preferred Stock that may, depending on the amount or the terms of such series of Preferred Stock, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy content, or other means.

This Proposal 1 is not in response to any specific effort of which the Company is aware to obtain control of the Company, and the Board of Directors has no present intention to use the additional shares of any new series of Preferred Stock in order to impede a takeover attempt. However, the Board of Directors might, when it is determined to be in the best interest of the stockholders, create voting, including class voting, or other impediments to obtaining control of the Company.

Availability of Accountants

Representatives of the Company’s principal accountants for the current year and for the most recently completed fiscal year are not expected to be present at the Meeting, but are available to answer questions at any reasonable time through the date of the Meeting. Such representatives have had, and shall continue to have, the opportunity to make a statement regarding the transactions discussed in this Proposal 1 if they desire to do so.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO OUR ARTICLES TO GRANT THE BOARD THE AUTHORITY TO DESIGNATE THE SPECIAL RIGHTS OR RESTRICTIONS OF ANY PREFERRED CLASS OR SERIES OF THE COMPANY’S SHARES.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE ARTICLES

The Board of Directors have approved an amendment to the Company's Articles to increase the number of Common Shares authorized from 275,000,000 to 750,000,000. The proposed increase, if approved by the shareholders, will be effectuated when the Company files a Notice of Alteration with the British Columbia Registrar.

Increase Authorized Common Shares

On the Record Date, we had no Common Shares that were authorized but unissued and have 27,500,000 Common Shares potentially issuable upon exercise of outstanding warrants. Accordingly, we need to increase our authorized Common Shares to effect any such exercise.

Under the proposed amendment, each of the newly authorized Common Shares will have the same rights and privileges as currently authorized Common Shares. Adoption of the proposed amendment will not affect the rights of the holders of currently outstanding Common Shares of the Company nor will it change the par value of the Common Shares, which will remain $0.00001 par value per share.

Dilution

The issuance of additional shares of Common Stock will decrease the relative percentage of equity ownership of our existing stockholders, thereby diluting the voting power of their Common Stock, and, depending on the price at which additional shares may be issued, could also be dilutive to the earnings per share of our Common Stock.

Potential Anti-Takeover Effect

Although this Proposal 2 is not motivated by anti-takeover concerns and is not considered by the Board of Directors to be an anti-takeover measure, the availability of additional authorized Common Stock could be utilized as such or otherwise have the effect of delaying or preventing a change of control of the Company. In addition to financing purposes, the Company could also issue shares of Common Stock or a series of Preferred Stock that may, depending on the amount of such Common Stock or the terms of such series of Preferred Stock, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy content, or other means.

This Proposal 2 is not in response to any specific effort of which the Company is aware to obtain control of the Company, and the Board of Directors has no present intention to use the additional shares of Common Stock in order to impede a takeover attempt. However, the Board of Directors might, when it is determined to be in the best interest of the stockholders, create voting, including class voting, or other impediments to obtaining control of the Company.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO OUR ARTICLES TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES FROM 275,000,000 SHARES TO 750,000,000 SHARES.

PROPOSAL 3

APPROVAL OF CORPORATE NAME CHANGE TO SPECTRUM GLOBAL SOLUTIONS, INC.

The Board of Directors believes that it is in the best interest of the Company to approve the proposed name change of the Company from Mantra Venture Group Ltd. to Spectrum Global Solutions, Inc. The Board of Directors believes that from a branding and marketing standpoint, the name Spectrum Global Solutions, Inc. will give the Company an advantage when creating sales opportunities.

The proposed name change, if approved by the shareholders, will be effectuated when the Company files a Notice of Alteration with the British Columbia Registrar.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE PROPOSED NAME CHANGE OF THE COMPANY FROM MANTRA VENTURE GROUP LTD. TO SPECTRUM GLOBAL SOLUTIONS, INC.

Beneficial Ownership of Common Shares

The following table sets forth information with respect to the beneficial ownership of our Common Shares as of September 25, 2017, by:

●	each person known by us to beneficially own more than 5% of the outstanding Common Shares;

●	each of our directors and our director nominee;

●	each of our current executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). To our knowledge, except as indicated by footnote the persons named in the table below have sole voting and investment power with respect to all Common Shares shown as beneficially owned by them. Common Shares underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into Common Shares within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. The address of named beneficial owners that are officers and/or directors is: c/o Mantra Venture Group Ltd., 300 Crown Oak Centre Drive, Longwood, FL 32750. Percentage ownership is based on 274,998,800 Common Shares outstanding as of September 25, 2017.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percentage of Class
Officers and Directors
Larry Kristof (1)	13,250,000	4.8%
Keith Hayter	62,125,755	22.6%
Roger Ponder	62,125,755	22.6%
Jonathan M. Boughen	162,500	*
Patrick Dodd (2)	150,000	*
All executive officers and directors as a group (5 Persons)	137,814,010	50.1%

*      Less than 1%

(1)    Includes 13,250,000 shares of common stock owned by 0770987 BC Ltd. Larry Kristof, as the President of 0770987 BC Ltd. has investment and voting control over the shares held by this entity.

(2)    Mr. Dodd resigned as director of our Company on April 20, 2017

“Householding” of Proxy Materials and Annual Reports for Record Owners

The SEC rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and reduces our expenses. Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this Proxy Statement. Shareholders of record voting via telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Once given, a shareholder’s consent will remain in effect until he or she revokes it by notifying our Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting the Secretary in writing at Mantra Venture Group Ltd., 300 Crown Oak Centre Drive, Longwood, Florida 32750.

Other Matters

Our financial statements for the year ended May 31, 2017 and our management’s discussion and analysis of financial condition and results of operations are each included in our annual report on Form 10-K for the year ended May 31, 2017, as amended by Amendment No. 2 filed on Form 10-K/A, and such annual report, as amended, is incorporated in its entirety herein by reference. Our annual report and this proxy statement are available from the SEC at its website at www.sec.gov. You may also obtain additional copies of our annual or quarterly reports without charge by sending a written request to the Secretary at Mantra Venture Group Ltd., 300 Crown Oak Centre Drive, Longwood, Florida 32750.

Other than those mentioned the Notice of Meeting, management of the Company knows of no other items of business that will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

By Order of the Board of Directors

/s/ Roger Ponder
Name:	Roger Ponder
Title:	Chief Executive Officer and Director

REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, being a shareholder of the above named Company, hereby appoints _________________, or, failing that person, ___________________, as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the special meeting of shareholders to be held on the 15th day of November, 2017 and at any adjournment of that meeting.

Please specify your choices by marking the boxes.  It is important that your shares are represented at this meeting, whether or not you attend the meeting in person.  Therefore, please COMPLETE this proxy card, SIGN it and return it as soon as possible in one of the following ways:

1.	mail your COMPLETED and SIGNED proxy card to Island Stock Transfer at 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760, Attn: Anna Kotlova;

2.	fax your COMPLETED and SIGNED proxy card to Standard Registrar & Transfer Company, Inc., at (727) 289-0069 with a subject line “Mantra Proxy”; or

3.	scan your COMPLETED and SIGNED proxy card and send the scanned file by email to akotlova@islandstocktransfer.com, with a subject line “Mantra Proxy”.

The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the proxy statement furnished therewith.

YOUR VOTE IS IMPORTANT. CASTING YOUR VOTE IN THE WAY DESCRIBED ON THIS PROXY CARD VOTES ALL SHARES OF COMMON STOCK OF MANTRA VENTURE GROUP LTD. THAT YOU ARE ENTITLED TO VOTE. FOR SHARES REGISTERED IN YOUR NAME, UNLESS YOU ATTEND THE SPECIAL MEETING IN PERSON, YOUR PROXY MUST BE RECEIVED BY 11:59 P.M. (EASTERN TIME) ON NOVEMBER 14, 2017 IN ORDER FOR YOUR PROXY TO BE COUNTED.

Proposals — The Board of Directors recommends a vote FOR Proposals (1) and (2).

1.	Approval to amend our Articles to authorize the Board of Directors to designate the special rights or restrictions of any preferred class or series of shares.
☐ FOR ☐ AGAINST ☐ ABSTAIN
2.	Approval to amend our Articles to increase the number of authorized Common Shares from 275,000,000 shares to 750,000,000 shares.
☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	Approval of proposed name change of the Company from Mantra Venture Group Ltd. to Spectrum Global Solutions, Inc.
☐ FOR ☐ AGAINST ☐ ABSTAIN

(Please be sure to sign and date the proxy below)

Signed this ____ day of _______________, 2017.

Name: